Exhibit 99.1

Healthaxis Announces Second Quarter 2003 Financial Results; Net Loss of $0.02 Per Share Compared to a Loss of $0.13 a Year Ago

    IRVING, Texas--(BUSINESS WIRE)--July 29, 2003--

          Revenues up 20 Percent from Second Quarter of 2002

    Healthaxis Inc. (Nasdaq:HAXS), an innovative provider of claims and benefit administration applications, web-enabled software solutions and outsourced claims services for commercial and government health benefit administrators and payers, reported financial results today for the three and the six months ended June 30, 2003.

    Second Quarter 2003 and Six Months Highlights(a)

    -- Revenues of $5.5 million were up 20 percent from second quarter 2002 revenues of $4.6 million and up 5 percent from the first quarter of 2003. For the first six months of 2003, revenues increased to $10.7 million, or 8 percent over the first six months of 2002. Revenues were up in both of our business segments from a year ago - 22 percent in the Technology and Operations segment, our combined TPA oriented claims and admin systems and web connectivity solutions business, and 12 percent in our outsourced imaging and data capture segment, which we now call our BPO services business.

    -- Cash operating expenses (defined as operating expenses excluding taxes, depreciation, amortization, severance, stock based compensation, asset dispositions and restructuring and impairment charges) declined 10 percent from the second quarter of last year, and 2 percent from the first quarter of 2003. Cash operating expenses were down 14 percent for the first six months of 2003 from the same period a year ago.

    -- GAAP operating expenses totaled $6.4 million, down 21 percent from the same period last year, and down 3 percent from the first quarter of 2003. General and administrative expenses dropped 37 percent from the second quarter of 2002 and 8 percent from the first quarter of this year. For the first six months of 2003, operating expenses were down 13 percent from the same period last year. Operating expenses continued to decline as a result of the company's restructuring undertaken in November 2002 and lower depreciation and amortization charges in 2003 compared to the same periods last year.

    -- The EBITDA loss (defined as revenue less cash operating expenses) was $69,000 for the second quarter of 2003, compared to an EBITDA loss of $1.6 million for the same quarter of 2002 and a loss of $437,000 for the first quarter of 2003. The EBITDA loss for the first six months of 2003 was $506,000, down from a $3.2 million loss for the same period last year. Higher revenues and lower expenses in 2003 combined to provide the improved results in both the three-month and six- month comparative periods.

    -- The GAAP operating loss for the quarter improved to $936,000 from a loss of $3.6 million in the second quarter of 2002 and a $1.4 million loss in the first quarter of 2003.

    -- The net loss for the quarter was $933,000, or ($0.02) per share, compared to a $7.2 million loss, or ($0.13) per share in the second quarter of 2002. The net loss for six months, $2.3 million, improved from a loss of $14.9 million for the same period last year.

    -- Cash balances at June 30, 2003 totaled $10.3 million, up from $9.9 million at the end of the first quarter. Days sales outstanding in accounts receivable dropped from 75 days to 49 days.

    -- The company's board of directors has called for a shareholders' meeting to vote on a proposal to authorize a reverse split of the company's common stock. The board has asked for shareholder approval to effect a reverse stock split in the range of 5-for-1 to 15-for-1. The shareholders' meeting is set for August 19, 2003. A definitive proxy statement for approval of the proposal was mailed to all shareholders on July 28, 2003.

    Commenting on the results for the second quarter and the first six months of 2003, James McLane, the company's chairman and CEO, said:
"We are pleased with the results of the first half of the year. Our operational performance was much better than the previous year. Our revenue growth and our continued improvement in productivity are indicative of our progress both operationally and financially. Furthermore, our cash position continues to support our operational and investment needs and contributes to an overall strong capital position for the company."
    Continuing, McLane said: "Our customers continue to look to Healthaxis for assistance in improving their own business operations. We have responded by adding to our service capabilities, either through our own investment or through best-of-breed partners. One example is the expansion of our capabilities from simply imaging and data capture into claims pre-adjudication services for one customer. Another is our recently developed and released consumer directed health care product. Consumer defined benefits administration, a growing trend in the healthcare industry, is now a basic requirement for anyone offering a full suite of healthcare products and services. We are now delivering a functionally rich capability to our existing customer base for their upcoming enrollment period."
    Finally, Mr. McLane said: "While we are pleased with the financial results we achieved in the first half of 2003, and we expect to sign new contracts in the second half, we face significant challenges in achieving the same growth patterns in the back half of the year that we experienced in the front half. These challenges relate principally to the timing of revenue and profit recognition from our large state government contracts. Revenue and profit recognition from these contracts is dependent upon project completion. The timing of implementation and acceptance is dependent upon our customers' schedules. At the same time, the process for assessing strategic opportunities for the company to enhance its scale, scope and profitability in the business process outsourcing segments of the health benefit administration and claims payer markets continues."

    (a) The financial results reported in this release contain both measures of GAAP and Non-GAAP financial information, as defined in Regulation G adopted by the Securities and Exchange Commission. Accordingly, all such non-GAAP financial measures that are presented are also set forth on the tables attached to this press release and are both compared to, and reconciled with, the most directly comparable financial measure calculated and presented in accordance with GAAP. Management believes that these non-GAAP financial measures are useful in monitoring basic cash flow generated and used in the company's core operating activities, and in monitoring the effects of changes made by management in the Company's operations across different time periods. These non-GAAP factors alone are insufficient to measure all of the company's operating characteristics and should be used in conjunction with GAAP measures to evaluate total operating performance.

    Healthaxis management will host a conference call on Wednesday, July 30, 2003 to review these results and answer questions. The conference call will be held at 2:00 pm CDT (3:00 pm EDT). Investors wishing to participate should call 888-280-8277 and request the Healthaxis Second Quarter Earnings Call. Please plan to call in at least 10 minutes before the scheduled start time.
    Beginning approximately two hours after the live call is completed, a replay of the teleconference will be available until August 8, 2003 by dialing 877-605-9320 and 416-695-6031 for international callers. The access code, for the replay only, is 1313.
    Investors can also listen to the call online via a Web cast accessible from the company's Web site at www.healthaxis.com. The Web cast will be available until August 16, 2003.

    About Healthaxis Inc.

    Healthaxis (Nasdaq:HAXS) is a technology and business process services firm committed to providing innovative and configurable Web-based connectivity and applications solutions for health benefit distribution and administration. These solutions, which are comprised of software products and related services, are designed to assist health insurance payers, government agencies, third party administrators (TPAs) and health and welfare plans provide enhanced services to members, employees and providers through the application of Healthaxis' flexible technology to legacy systems, either on a fully integrated or on an Application Service Provider (ASP) basis. These technology solutions are complemented by the company's Business Process Outsourcing (BPO) services that are offered to its technology clients and on a stand-alone basis. Healthaxis solutions enable clients to reduce their administrative costs, enhance their customer service and improve their profitability. For information on Healthaxis products and services, call 800-519-0679 or visit www.healthaxis.com. For investor information, call 972-458-8000.

    Forward-looking statements:

    Statements that are not purely historical facts, including without limitation statements about anticipated or expected future revenue and performance, constitute forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include without limitation the risks and uncertainties identified in our documents filed with, or furnished to, the Securities and Exchange Commission, including those identified under the caption "Business-Risk Factors" in our Form 10-K for the year ended December 31, 2002. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.



Healthaxis Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data) (Unaudited)

                          Three Months Ended       Six Months Ended
                              June 30,                June 30,
                          2003        2002        2003        2002
                       ----------- ----------- ----------- -----------
Revenue                    $5,483      $4,588     $10,714      $9,880
Expenses:
 Cost of revenues           4,975       5,758      10,072      11,447
 Sales and marketing          283         643         538       1,009
 General and
  administrative              837       1,324       1,746       1,603
 Research and
  development                  --         123          30         240
 Amortization of
  Intangibles                 324         328         648         653
                       ----------- ----------- ----------- -----------
Total operating
 expenses                   6,419       8,176      13,034      14,952
                       ----------- ----------- ----------- -----------
Operating loss               (936)     (3,588)     (2,320)     (5,072)
Interest and other
 income (expense), net          3        (342)         14        (406)
                       ----------- ----------- ----------- -----------
Loss from continuing
 operations                  (933)     (3,930)     (2,306)     (5,478)
Loss on disposal of
 discontinued
 operations                    --      (3,564)         --      (3,564)
Gain from discontinued
 operations (b)                --         269          --         816
                       ----------- ----------- ----------- -----------
Net loss before
 cumulative effect of
 accounting change           (933)     (7,225)     (2,306)     (8,226)
Cumulative effect of
 accounting change             --          --          --      (6,674)
                       ----------- ----------- ----------- -----------
Net Loss                    $(933)    $(7,225)    $(2,306)   $(14,900)
                       =========== =========== =========== ===========
Loss per share of
 common stock (basic)
   Continuing
    operations             $(0.02)     $(0.07)     $(0.05)     $(0.10)
   Discontinued
    operations                $--      $(0.06)        $--      $(0.05)
  Cumulative effect
   charge                     $--         $--         $--      $(0.13)
                       ----------- ----------- ----------- -----------
Net loss per share of
 common stock              $(0.02)     $(0.13)     $(0.05)     $(0.28)
                       =========== =========== =========== ===========

Weighted average common
 shares used in
 computing income
 (loss) per share
     Basic             53,612,000  53,633,000  53,629,000  53,559,000
                       =========== =========== =========== ===========



    (b) As of the second quarter of 2002, the Company began reporting its historical results of operations from the terminated UICI Technical Services Agreement as a net amount in "Gain from discontinued operations"


Healthaxis Inc. and Subsidiaries
Consolidated Statements of Operations
GAAP / Non-GAAP Comparison and Reconciliation
(In thousands, except share and per share data) (Unaudited)



                                 Three Months Ended  Six Months Ended
                                     June 30,            June 30,
                                  2003      2002     2003      2002
                                ---------- -------- -------- ---------
Revenue                            $5,483   $4,588  $10,714    $9,880
Expenses:
 Cost of revenues                   4,456    4,286    8,964     9,214
 Sales and marketing                  276      600      523       920
 General and administrative           820    1,199    1,711     2,749
 Research and development              --      102       22       227
                                ---------- -------- -------- ---------
Cash operating expenses             5,552    6,187   11,220    13,110
                                ---------- -------- -------- ---------
Non-cash operating expenses:
 Operating depreciation &
  amortization                        534      781    1,148     1,505
 Stock based compensation               9      165       18       314
 Amortization of acquisition
  intangibles                         324      328      648       653
 Severance expenses                    --       --       --    (1,345)
 Restructuring and impairment
  charges                              --      715       --       715
                                ---------- -------- -------- ---------
Total GAAP operating expenses       6,419    8,176   13,034    14,952
                                ---------- -------- -------- ---------

EBITDA (Revenue less cash
 operating expenses)                  (69)  (1,599)    (506)   (3,230)
                                ---------- -------- -------- ---------

GAAP operating loss (EBITDA less
 non-cash operating expenses)        (936)  (3,588)  (2,320)   (5,072)
                                ---------- -------- -------- ---------
Interest and other income
 (expense), net                         3     (342)      14      (406)
                                ---------- -------- -------- ---------
Loss from continuing operations (933) (3,930) (2,306) (5,478) Loss on disposal of discontinued
 operations                                 (3,564)            (3,564)
Gain from discontinued
 operations                            --      269       --       816
                                ---------- -------- -------- ---------
Net loss before cumulative
 effect of accounting change         (933)  (7,225)  (2,306)   (8,226)
Cumulative effect of accounting
 change                                --       --       --    (6,674)
                                ---------- -------- -------- ---------
Net Loss                            $(933) $(7,225) $(2,306) $(14,900)
                                ========== ======== ======== =========


Healthaxis Inc. and Subsidiaries
Unaudited Consolidated Condensed Balance Sheets
(In thousands) (Unaudited)

                                               June 30,   December 31,
                                                  2003        2002
Assets
Cash and cash equivalents                        $10,265      $11,380
Accounts receivable, net                           3,461        3,346
Other current assets                               1,500          862
                                               ---------- ------------
                                                  15,226       15,588
Property & Equipment, net                          1,126        1,462
Goodwill                                          11,276       11,276
Other assets                                       4,084        5,048
                                               ---------- ------------
Total assets                                     $31,712      $33,374
                                               ========== ============



Liabilities and stockholders' equity
Current liabilities                               $4,314       $3,715
Other long-term liabilities                        2,338        2,051
Stockholders' equity                              25,060       27,608
                                               ---------- ------------
Total liabilities and stockholders' equity       $31,712      $33,374
                                               ========== ============

    CONTACT: Halliburton Investor Relations
             Matt Kreps, 972-458-8000
             mkreps@halliburtonir.com